Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Record Annual Revenues and Net Income

January 23, 2024, Bellevue, Washington– “PACCAR reported record annual revenues and net income in 2023,” said Preston Feight, chief executive officer. “PACCAR’s excellent results reflect record deliveries of premium quality DAF, Peterbilt and Kenworth trucks worldwide, record Truck, Parts and Other gross margins and strong financial services performance. I am very proud of our employees and dealers who delivered outstanding trucks and transportation solutions to our customers.”

PACCAR achieved quarterly revenues of $9.08 billion in the fourth quarter of 2023, compared to the $8.13 billion reported in the same period in 2022. The company earned $1.42 billion ($2.70 per diluted share) in the fourth quarter of 2023, 54% higher than the $921.3 million ($1.76 per diluted share) earned in the fourth quarter of 2022. PACCAR achieved record revenues of $35.13 billion in 2023, compared to revenues of $28.82 billion in 2022. The company earned $4.60 billion ($8.76 per diluted share) in 2023, including a $446.4 million after-tax, non-recurring charge related to civil litigation in Europe, compared to $3.01 billion ($5.75 per diluted share) earned in 2022. Excluding the non-recurring charge, the company earned adjusted net income (non-GAAP)[1] of $5.05 billion ($9.61 per diluted share) in 2023.

“PACCAR is manufacturing the most impressive new truck range in its history. These trucks deliver premium quality, excellent fuel efficiency and low operating costs to our customers. PACCAR is investing in the next generation of Kenworth, Peterbilt and DAF trucks that feature clean diesel, battery-electric, hydrogen combustion or fuel cell powertrains. PACCAR Parts and PACCAR Financial Services contributed significantly to the success of PACCAR and its customers in 2023,” added Feight.

PACCAR Dividends

PACCAR declared cash dividends of $4.24 per share during 2023. This included a $3.20 per share extra cash dividend paid on January 4, 2024. “PACCAR has generated excellent shareholder returns and annual net income due to its industry-leading premium quality vehicles, and strong growth of its aftermarket parts sales,” shared Mark Pigott, executive chairman. PACCAR delivered a total shareholder return of 55%, including regular quarterly and extra cash dividends paid, in 2023.

Business Highlights – 2023

•
PACCAR earned its 85thconsecutive year of net income.
•
PACCAR delivered a record 204,200 vehicles worldwide.
•
PACCAR announced a joint venture with Cummins, Daimler Truck and EVE Energy to manufacture commercial vehicle battery cells in the United States.
•
Peterbilt Denton and Kenworth Chillicothe factories each celebrated producing their 750,000th truck.
•
DAF opened a new electric truck assembly plant in Eindhoven, Netherlands.
•
The DAF XF truck earned the Green Truck 2023 award and the European Transport Award for Sustainability.
•
PACCAR Parts began construction of a new Parts Distribution Center in Massbach, Germany.
•
PACCAR was honored as a 2023 Top Company for Women to Work for in Transportation, by the Women in Trucking Association.

_________________

1 See attached supplementary information on non-GAAP financial measures.

Kenworth T680 Truck

Financial Highlights – Fourth Quarter 2023

Highlights of PACCAR’s financial results during the fourth quarter of 2023 include:

•
Record consolidated revenues of $9.08 billion.
•
Record net income of $1.42 billion.
•
PACCAR Parts revenue of $1.61 billion.
•
PACCAR Parts pretax income of $432.4 million.
•
PACCAR Financial Services pretax income of $113.0 million.
•
Cash provided by operations of $1.19 billion.

Financial Highlights – Full Year 2023

Highlights of PACCAR’s financial results during 2023 include:

•
Record consolidated revenues of $35.13 billion.
•
Record net income of $4.60 billion.
•
Record After-tax return on revenues of 13.1%.
•
Record PACCAR Parts revenue of $6.41 billion.
•
Record PACCAR Parts pretax income of $1.70 billion.
•
Record Financial Services assets of $20.96 billion.
•
Financial Services pretax income of $540.3 million.
•
Cash provided by operations of $4.19 billion.
•
Record dividends declared of $2.23 billion.
•
Medium-term note issuances of $2.91 billion.
•
PACCAR invested $1.11 billion in capital projects and research and development.
•
Stockholders’ equity of $15.88 billion.

Global Truck Markets

Class 8 truck industry retail sales in the U.S. and Canada were 297,000 units in 2023 and are estimated to be in a range of 260,000-300,000 trucks in 2024. “Infrastructure spending and the replacement of older trucks are driving demand for Kenworth and Peterbilt trucks,” said Darrin Siver, PACCAR executive vice president. “Peterbilt began production this month of the new Peterbilt Model 589, which integrates an iconic design with advanced technologies to deliver high performance and maximum uptime for customers.”

Peterbilt 589 Truck

Harald Seidel, DAF president, said, “Customers appreciate the industry-leading fuel efficiency and driver comfort of the new generation of DAF trucks. DAF trucks have a unique competitive advantage in the Europe truck market due to an innovative, aerodynamic design with a spacious, luxurious cab interior.” European above 16-tonne truck industry registrations were 343,000 trucks in 2023 and are estimated to be in the range of 260,000-300,000 trucks in 2024.

DAF XG+ Truck

The South American above 16-tonne truck market was 110,000 vehicles in 2023 and is estimated to be in the range of 105,000-115,000 trucks in 2024. DAF Brasil achieved a record 10.2% market share in the Brasil above 16-tonne market in 2023, compared to 6.9% in 2022.

PACCAR Parts Achieves Record Annual Revenues and Profits

PACCAR Parts achieved quarterly pre-tax income of $432.4 million, 14% higher than the $379.5 million earned in the fourth quarter of 2022. Fourth quarter 2023 revenues were $1.61 billion compared to $1.47 billion reported in the fourth quarter of 2022. PACCAR Parts achieved record annual pre-tax income of $1.70 billion, compared to $1.45 billion earned in 2022. Annual revenues were a record $6.41 billion compared to $5.76 billion in 2022. Laura Bloch, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR Parts provides strong profitability through all phases of the business cycle. PACCAR Parts’ excellent long-term growth reflects the benefits of investments that increase vehicle uptime and convenience for customers, such as new parts distribution centers (PDCs), and a growing population of connected PACCAR vehicles with PACCAR MX Engines.”

PACCAR’s PDCs support more than 2,000 DAF, Kenworth and Peterbilt dealer sales, parts and service locations, and 300 TRP stores. These independent, well-capitalized dealers provide excellent service to customers, complementing the premium quality of DAF, Kenworth and Peterbilt vehicles.

PACCAR has begun construction of a new, 240,000 square-foot PACCAR PDC to be opened in Massbach, Germany, in 2024. This PDC will enhance parts delivery to dealers and customers in the region. PACCAR Parts’ 18 worldwide PDCs total 3.3 million square feet.

PACCAR Financial Services Achieves Good Annual Results

PACCAR Financial Services (PFS) achieved quarterly pretax income of $113.0 million in 2023, compared to $151.3 million earned in the fourth quarter of 2022. Fourth quarter 2023 revenues were $484.8 million compared to $394.8 million in the same quarter of 2022. PFS earned $540.3 million of pretax profit in 2023, compared to $588.9 million earned in 2022. PFS revenues were $1.81 billion in 2023 compared to $1.51 billion achieved in 2022. “PFS achieved good annual results due to its growing portfolio and strong portfolio quality. The used truck market normalized after two years of high volume and prices,” said Todd Hubbard, PACCAR vice president. “PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF products, innovative technologies that provide seamless credit application and loan servicing processes, and its support of customers in all phases of the business cycle.”

PFS has a portfolio of 233,000 trucks and trailers, with total assets of $20.96 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of over 44,000 vehicles, is included in this segment. “PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Craig Gryniewicz, PACCAR Financial Corp. president. “PACCAR Financial Services has excellent access to the debt markets, issuing $2.91 billion in medium-term notes during 2023.”

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s consistent long-term profits, strong balance sheet, and focus on quality, technology and innovation have enabled the company to invest $7.8 billion in world-class facilities, next generation products and state-of-the-art technologies during the past decade. PACCAR invested $698 million in capital projects and $411 million in research and development expenses in 2023. Capital expenditures are projected to be in the range of $700-$750 million and research and development expenses are estimated to be in the range of $460-$500 million in 2024. “PACCAR is increasing its investment in fuel efficient diesel and electric powertrain technologies, connected vehicle services, and next-generation manufacturing and parts distribution capabilities,” commented Harrie Schippers, president and chief financial officer. “Examples of recent investments are the truck factory expansions at Kenworth Chillicothe, Ohio and PACCAR Mexico and the construction of a new engine remanufacturing facility in Columbus, Mississippi.”

PACCAR Announces Location of Joint Venture Battery Factory

PACCAR, Cummins, Daimler Truck and EVE Energy have selected Marshall County, Mississippi, as the site of their advanced battery cell manufacturing joint venture. The factory which will produce 21-gigawatt hours (GWh) of batteries is estimated to create more than 2,000 U.S. manufacturing jobs. The regulatory approval process for the battery factory is underway. “PACCAR is committed to producing electric batteries to benefit customers’ operational and environmental goals,” said John Rich PACCAR senior vice president and chief technology officer. “PACCAR has operated a state-of-the-art diesel engine factory in Columbus, Mississippi, for many years, and is pleased to make this additional investment with the planned joint venture.”

PACCAR Exhibits Electric and Autonomous Trucks at CES 2024

PACCAR showcased several advanced products and technologies at the Consumer Electronics Show in Las Vegas this month. On display were a Kenworth T680 fuel cell electric vehicle (FCEV), the Peterbilt SuperTruck II, a DAF XD battery electric truck and PACCAR Parts electric vehicle charging solutions.

“PACCAR’s industry-leading battery electric and hydrogen fuel cell electric vehicles help customers operate with reduced emissions and outstanding efficiency,” said Mike Dozier, PACCAR executive vice president.

PACCAR Recognized for Diversity Leadership

PACCAR was honored in 2023 as a Top Company for Women to Work for in Transportation by the Women in Trucking Association. Paulo Bolgar, PACCAR vice president of human resources, said, “PACCAR recruits and develops a diverse workforce and supports their careers with resources such as the PACCAR Women’s Association, Diversity Councils, and training designed to develop leadership opportunities. PACCAR hires, develops and promotes talented people and ensures that our employees represent the diversity present in the global community.”

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced powertrains, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 23, 2024, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q4 Earnings Webcast” at PACCAR’s homepage. The webcast will be available on a recorded basis through January 30, 2024. PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023		2022
Truck, Parts and Other:
Net sales and revenues	$8,591.8	$7,734.7	$33,315.5		$27,314.3
Cost of sales and revenues	6,922.7	6,505.2	26,894.2		23,291.0
Research and development	108.9	99.9	410.9		341.2
Selling, general and administrative	156.0	161.8	604.3		592.4
Interest and other (income) expense, net	(24.4)	(19.7)	520.4	(1)	(109.1)

Truck, Parts and Other Income Before Income Taxes	1,428.6	987.5	4,885.7		3,198.8

Financial Services:
Revenues	484.8	394.8	1,811.9		1,505.4
Interest and other	316.5	208.8	1,091.3		777.1
Selling, general and administrative	38.1	33.0	149.0		133.9
Provision for losses on receivables	17.2	1.7	31.3		5.5

Financial Services Income Before Income Taxes	113.0	151.3	540.3		588.9
Investment income	99.7	36.7	292.2		61.0

Total Income Before Income Taxes	1,641.3	1,175.5	5,718.2		3,848.7
Income taxes	224.0	254.2	1,117.4		837.1

Net Income	$1,417.3	$921.3	$4,600.8		$3,011.6

Net Income Per Share:
Basic	$2.70	$1.76	$8.78		$5.76
Diluted	$2.70	$1.76	$8.76		$5.75

Weighted Average Shares Outstanding:
Basic	524.3	522.9	523.9		522.6
Diluted	525.6	523.8	525.0		523.4

Dividends declared per share	$3.47	$2.12	$4.24		$2.80

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	December 31	December 31
	2023	2022
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$8,659.3	$6,158.9
Trade and other receivables, net	2,198.1	1,919.8
Inventories, net	2,576.7	2,198.8
Property, plant and equipment, net	3,780.1	3,468.4
Equipment on operating leases and other, net	2,645.3	2,350.0
Financial Services Assets	20,963.9	17,179.6

	$40,823.4	$33,275.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$9,015.8	$7,185.6
Financial Services Liabilities	15,928.8	12,922.8
STOCKHOLDERS' EQUITY	15,878.8	13,167.1

	$40,823.4	$33,275.5

Common Shares Outstanding	523.3	522.0

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Year Ended December 31,	2023	2022
OPERATING ACTIVITIES:
Net income	$4,600.8	$3,011.6
Depreciation and amortization:
Property, plant and equipment	415.0	332.2
Equipment on operating leases and other	508.9	458.0
Net change in trade receivables, inventory and payables	(408.1)	125.9
Net increase in wholesale receivables on new trucks	(1,266.5)	(935.4)
All other operating activities, net	339.9	34.7

Net Cash Provided by Operating Activities	4,190.0	3,027.0

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(695.0)	(525.0)
Acquisitions of equipment for operating leases	(567.5)	(865.5)
Net increase in financial services receivables	(2,076.8)	(1,186.6)
Net increase in marketable debt securities	(163.6)	(170.3)
Proceeds from asset disposals and other	632.0	714.4

Net Cash Used in Investing Activities	(2,870.9)	(2,033.0)

FINANCING ACTIVITIES:
Payments of cash dividends	(1,518.6)	(1,004.7)
Purchases of treasury stock	(3.5)	(2.1)
Proceeds from stock compensation transactions	51.5	35.7
Net increase in debt and other	2,572.8	1,276.0

Net Cash Provided by Financing Activities	1,102.2	304.9
Effect of exchange rate changes on cash	69.5	(36.3)

Net Increase in Cash and Cash Equivalents	2,490.8	1,262.6
Cash and cash equivalents at beginning of period	4,690.9	3,428.3

Cash and cash equivalents at end of period	$7,181.7	$4,690.9

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023		2022
Sales and Revenues:
Truck	$6,968.7	$6,254.5	$26,846.4		$21,486.2
Parts	1,610.3	1,469.2	6,414.4		5,764.3
Financial Services	484.8	394.8	1,811.9		1,505.4
Other	12.8	11.0	54.7		63.8

	$9,076.6	$8,129.5	$35,127.4		$28,819.7

Pretax Profit:
Truck	$996.4	$624.0	$3,799.9		$1,753.3
Parts	432.4	379.5	1,702.6		1,446.6
Financial Services	113.0	151.3	540.3		588.9
Investment Income and Other	99.5	20.7	(324.6)	(1)	59.9

	$1,641.3	$1,175.5	$5,718.2		$3,848.7

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023	2022
United States and Canada	$5,508.5	$4,790.2	$21,222.1	$17,395.7
Europe	2,202.2	2,213.4	8,741.4	7,486.5
Other	1,365.9	1,125.9	5,163.9	3,937.5

	$9,076.6	$8,129.5	$35,127.4	$28,819.7

NEW TRUCK DELIVERIES

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023	2022
United States and Canada	28,100	26,100	109,100	95,600
Europe	14,900	17,600	63,200	62,400
Other	8,100	7,900	31,900	27,900

	51,100	51,600	204,200	185,900

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Adjustment for the EC-related claims relates to a pre-tax charge of $600.0 million ($446.4 million after-tax) for estimable total costs recorded in Interest and other expenses (income), net in the first quarter 2023.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Year Ended
($ in millions, except per share amounts)	December 31, 2023
Net income	$4,600.8
EC-related claims, net of taxes	446.4
Adjusted net income (non-GAAP)	$5,047.2

Per diluted share:
Net income	$8.76
EC-related claims, net of taxes	.85
Adjusted net income (non-GAAP)	$9.61